Exhibit 99.1

First Cash Acquires 29-Store Chain of Pawn Stores;

Pre-Announces 2011 Earnings per Share and Initiates 2012 Guidance

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ARLINGTON, Texas (January 17, 2012) -- First Cash Financial Services, Inc. (Nasdaq Stock Market: "FCFS") today announced the acquisition of a 29-store chain of pawn stores located in Mexico. In addition, the Company announced that expected earnings per share from continuing operations were $0.70 for the quarter ending December 31, 2011 and $2.25 for all of fiscal 2011. The full earnings release for fourth quarter and full year results for 2011 is scheduled for January 25, 2012. In addition, the Company is initiating its fiscal 2012 earnings per share guidance to be in a range of $2.65 to $2.70 per share, an increase of 18% to 20% over the prior year.

Pawn Acquisition

The Company acquired 100% of the ownership equity in a 29-store Mexico-based pawn operation per a purchase agreement, which was signed and closed on January 10, 2012. The 29 acquired stores are all large format, full service stores located in two states in western Mexico. In addition, the Company has an exclusive option until January 2015 to purchase up to eight additional stores located in a third state in western Mexico. The effective purchase price, net of cash acquired, was approximately $46.7 million and was paid in a combination of cash and a $4.9 million note payable to the seller. The operations and earnings of the acquired stores will be consolidated effective January 10, 2012, and the Company believes the transaction will be accretive to its earnings in 2012.

Rick Wessel, chief executive officer of First Cash, stated, “This is an important strategic acquisition which will further expand our market-leading position in Mexico. The acquired operation has a strong presence in each of its operating territories and provides us a valuable entry point into these additional markets in western Mexico. All of the stores are large format locations, similar to our existing First Cash stores, which support both lending and retail operations for jewelry and a wide variety of hardgood items. With the average age of the acquired stores being less than four years, and one-third of the locations being opened within the past 30 months, we believe that the stores have the capacity to generate additional revenues and profits as they mature. We are excited about the addition of these stores as we further advance our significant leadership position in Mexico.”

Store Growth

With the acquisition and including 2012 store openings to date, First Cash now operates 720 stores in total, of which 488 are in Mexico and 232 are in the U.S. During the first two weeks of 2012, the Company completed the 29-store acquisition and opened an additional 13 new stores for a total of 42 year-to-date additions. For fiscal 2011, a total of 82 new store locations were opened or acquired.

For 2012, the Company anticipates opening approximately 81 to 91 new stores in addition to the 29 stores just acquired, for a total full-year increase of 110 to 120 stores. Over 100 of the expected 2012 additions will be in Mexico and the remainder will be in the U.S., primarily in Texas. All of the anticipated 2012 store openings will be large format pawn stores.

2011 Earnings Results

The Company announced preliminary diluted earnings per share from continuing operations for the quarter and year ended December 31, 2011. It expects net income from continuing operations of $2.25 per share for the full year of 2011, which represents an increase of 36% over the prior year earnings of $1.65 per share. For the quarter ended December 31, 2011, earnings are projected at $0.70 per share, compared to $0.56 per share in the prior-year quarter. The regular fiscal 2011 earnings announcement is scheduled for release before the market opens on Wednesday, January 25, 2012.

2012 Earnings Forecast

The Company is initiating its fiscal 2012 guidance for diluted earnings per share from continuing operations to be in a range of $2.65 to $2.70, an 18% to 20% increase over expected 2011 earnings.  The 2012 guidance includes expected earnings accretion from the 29-store acquisition, but also reflects approximately $0.05 to $0.06 of earnings drag from the weaker Mexican peso, which is currently 13.6 to 1, compared to the average exchange rate of 12.4 to 1 in fiscal 2011.

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of earnings per share, earnings growth, expansion strategies, regulatory exposures, store openings, liquidity, cash flow, consumer demand for the Company’s products and services, future share repurchases and the impact thereof, completion of disposition transactions and expected gains from the sale of such operations, earnings from acquisitions, and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer purchasing, borrowing and repayment behaviors, changes in credit markets, the ability to renew and/or extend the Company’s existing bank line of credit, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to hire and retain key management personnel, the ability to operate with limited regulation as a credit services organization, new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting consumer loan businesses, credit services organizations and pawn businesses (in both the United States and Mexico), changes in import/export regulations and tariffs or duties, changes in anti-money laundering regulations, unforeseen litigation, changes in interest rates, monetary inflation, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, public health issues and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company’s Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading international specialty retailer and provider of consumer financial services. Its 612 retail pawn locations buy and sell a wide variety of jewelry, electronics, tools and other merchandise, and make small customer loans secured by pledged personal property. The Company’s 108 consumer loan locations provide various combinations of financial services products, including consumer loans, check cashing and credit services. In total, the Company owns and operates 720 stores in eight U.S. states and 23 states in Mexico.

First Cash was named by Fortune Magazine as one of America’s 100 fastest growing companies for 2011. First Cash is also a component company in both the Standard & Poor’s SmallCap 600 Index® and the Russell 2000 Index®. First Cash’s common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

For further information, please contact:

Rick Wessel, Chairman & Chief Executive Officer

Doug Orr, Executive Vice President & Chief Financial Officer

Phone:

(817) 505-3199

Email:

investorrelations@firstcash.com

Website:

www.firstcash.com